UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In a Current Report on Form 8-K filed on May 31, 2011, Applied Materials, Inc. (“Applied”) disclosed that it had entered into a four-year U.S.$1,500,000,000 Credit Agreement (the “Credit Agreement”), dated as of May 25, 2011, with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as syndication agents, and other lenders parties thereto (collectively, the “Lenders”).

On May 25, 2012, Applied, the Administrative Agent and the Lenders entered into an Amendment No. 1 and Extension Agreement to the Credit Agreement (the “Amendment”), which extended the termination date of the Lenders’ commitments under the Credit Agreement from May 25, 2015 to May 25, 2016 and amended certain other terms of the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on May 25, 2012, Applied, the Administrative Agent and the Lenders entered into the Amendment. The information set forth in Item 1.01 is incorporated herein by reference. To date, Applied has not received any advances under the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 and Extension Agreement, dated as of May 25, 2012, to Credit Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A. as administrative agent, and other lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: May 29, 2012	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 and Extension Agreement, dated as of May 25, 2012, to Credit Agreement, dated as of May 25, 2011, among Applied Materials, Inc., JPMorgan Chase Bank, N.A. as administrative agent, and other lenders named therein.